ACTION BY WRITTEN CONSENT

OF THE DIRECTORS OF

TERAPHYSICS CORPORATION

Highland Heights, Ohio

The undersigned, pursuant to the provisions of Section 141 (f) of the Delaware General Corporation Law, being all of the Directors (the “Board”) of TERAPHYISCS CORPORATION, a Delaware corporation, (the “Corporation”) do hereby waive notice of the meeting of the Directors of the Corporation, and in lieu thereof do hereby approve and adopt the following resolution:

WHEREAS, The Board deems it advisable and in the best interests of the Corporation to authorize the issuance and sale of shares of the common stock par value $0.0001 of the Corporation (the Common Stock”) and that the officers of the Corporation be authorized to offer for sale the Common Stock at a price of not less than $.183 per share and to execute and deliver all documentation and take any and all actions necessary, desirable or appropriate to effectuate such sale.

NOW, THEREFORE BE IT RESOLVED, that the Corporation hereby authorizes and approves the issuance and sale in a private offering of 5,000,000 shares of Common Stock (the “Shares”), at an offering price to qualified investors of not less than $0.183 per Share (the “Price”); and that such Shares, when issued and paid for in accordance with a subscription agreement, will be duly authorized, validly issued, fully paid and non-assessable.

RESOLVED FURTHER, that the officers of the Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including the preparation, delivery and execution of any and all agreements, documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions;

RESOLVED FURTHER, that any and all acts taken previously by Louis S. Fisi and such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred hereby are ratified, confirmed and approved as the acts and deed of this Corporation in all respects.

[Signatures on the next page]

Executed this 1st day of February, 2005

DIRECTORS

/s/

_____________________________

LOUIS S. FISI

 __/s/__________________________

GERALD T. MEARINI, Ph.D.

/s/

______________________________

JAMES DAYTON, Ph. D.

4834-0492-8538, v.  1

ACTION BY WRITTEN CONSENT

OF THE DIRECTORS OF

TERAPHYSICS CORPORATION

Highland Heights, Ohio

The undersigned, pursuant to the provisions of Section 141 (f) of the Delaware General Corporation Law, being all of the Directors (the “Board”) of TERAPHYISCS CORPORATION, a Delaware corporation, (the “Corporation”) do hereby waive notice of the meeting of the Directors of the Corporation, and in lieu thereof do hereby approve and adopt the following resolution:

WHEREAS, The Board deems it advisable and in the best interests of the Corporation to authorize the issuance and sale of shares of the common stock par value $0.0001 of the Corporation (the Common Stock”) and that the officers of the Corporation be authorized to offer for sale the Common Stock at a price of not less than $.50 per share and to execute and deliver all documentation and take any and all actions necessary, desirable or appropriate to effectuate such sale.

NOW, THEREFORE BE IT RESOLVED, that the Corporation hereby authorizes and approves the issuance and sale in a private offering of 1,000,000 shares of Common Stock (the “Shares”), at an offering price to qualified investors of no less than $0.50 per Share (the “Price”); and that such Shares, when issued and paid for in accordance with a subscription agreement, will be duly authorized, validly issued, fully paid and non-assessable.

RESOLVED FURTHER, that the officers of the Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including the preparation, delivery and execution of any and all agreements, documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions;

RESOLVED FURTHER, that any and all acts taken previously by Louis S. Fisi and such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred hereby are ratified, confirmed and approved as the acts and deed of this Corporation in all respects.

[Signatures on the next page]

Executed this 1st day of December, 2006

DIRECTORS

________/s/______________________

LOUIS S. FISI

_____________________________

GERALD T. MEARINI, Ph.D.

_____________________________

JAMES DAYTON, Ph. D.

4834-0492-8538, v.  1

ACTION BY WRITTEN CONSENT

OF THE DIRECTORS OF

TERAPHYSICS CORPORATION

Highland Heights, Ohio

The undersigned, pursuant to the provisions of Section 141 (f) of the Delaware General Corporation Law, being all of the Directors (the “Board”) of TERAPHYISCS CORPORATION, a Delaware corporation, (the “Corporation”) do hereby waive notice of the meeting of the Directors of the Corporation, and in lieu thereof do hereby approve and adopt the following resolution:

WHEREAS, The Board deems it advisable and in the best interests of the Corporation to authorize the issuance and sale of shares of the common stock par value $0.0001 of the Corporation (the Common Stock”) and that the officers of the Corporation be authorized to offer for sale the Common Stock at a price of not less than $1.00 per share and to execute and deliver all documentation and take any and all actions necessary, desirable or appropriate to effectuate such sale.

NOW, THEREFORE BE IT RESOLVED, that the Corporation hereby authorizes and approves the issuance and sale in a private offering of 12,000,000 shares of Common Stock (the “Shares”), at an offering price to qualified investors of not less than $1.00 per Share (the “Price”); and that such Shares, when issued and paid for in accordance with a subscription agreement, will be duly authorized, validly issued, fully paid and non-assessable.

RESOLVED FURTHER, that the officers of the Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including the preparation, delivery and execution of any and all agreements, documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions;

RESOLVED FURTHER, that any and all acts taken previously by Louis S. Fisi and such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred hereby are ratified, confirmed and approved as the acts and deed of this Corporation in all respects.

[Signatures on the next page]

Executed this 1st day of May, 2007

DIRECTORS

__________/s/___________________

LOUIS S. FISI

______________________________  GERALD T. MEARINI, Ph.D.

______________________________

JAMES DAYTON, Ph. D.

4834-0492-8538, v.  1

ACTION BY WRITTEN CONSENT

OF THE SHAREHOLDERS AND DIRECTORS OF

TERAPHYSICS CORPORATION

(f/k/a TERAVAC CORPORATION)

Highland Heights, Ohio

The undersigned, pursuant to the provisions of Section 141 (f) and 228 of the State of Delaware General Corporation Law, being all of the Directors and the majority of stockholders of TERAPHYISCS CORPORATION, a Delaware corporation, (the “Corporation”) do hereby in writing and without a meeting, consent to and adopt the following resolution:

Board of Directors

RESOLVED, the Board of Directors of this Corporation shall consist of three (3) members, each of who shall serve until his or her successor(s) are duly elected and qualified;

RESOLVED FURTHER, that the following persons be, and they hereby are elected and appointed as Directors of the Corporation.

 Name of Director

Class (A, B, or C)

Louis S. Fisi

B

Gerald Mearini, Ph.D.

C

James Dayton, Ph.D.

A

Chairman of the Board

RESOLVED, that the following person is hereby elected and appointed as Chairman of the Board until such time as his successor is duly elected and qualified:

Louis S. Fisi

RESOLVED FURTHER, that the directors of the Corporation are hereby authorized and directed to take any and all actions, execute any and all documents, agreements and instruments, make any and all filings, pay any and all expenditures and take any and all additional actions deemed by them to be necessary, desirable or appropriate in order to carry out the purpose and intent of and to consummate any of the actions contemplated by, the foregoing resolution in the name of or on behalf of the Corporation; and

RESOLVED FURTHER, that any and all acts taken previously by the Chairman of the Board, or any of the directors or officers of the Corporation, and each of them, in connection with the foregoing resolutions are hereby ratified and approved in all respects.

Executed this 25th day of July 2007

DIRECTORS

_/s/

_____________________________

LOUIS S. FISI

______________________________

GERALD T. MEARINI, Ph.D.

______________________________

JAMES DAYTON, Ph. D.

ACTION BY WRITTEN CONSENT

OF THE DIRECTORS OF

TERAPHYSICS CORPORATION

Highland Heights, Ohio

The undersigned, pursuant to the provisions of Section 141 (f) of the Delaware General Corporation Law, being all of the Directors (the “Board”) of TERAPHYISCS CORPORATION, a Delaware corporation, (the “Corporation”) do hereby waive notice of a meeting of the Directors of the Corporation, and in lieu thereof do hereby approve and adopt the following resolutions by written consent:

WHEREAS, the Board of the Corporation has determined that it is in the best interest of the Corporation to sell and issue on behalf of the Corporation shares of convertible preferred stock to qualified investors at a price of One Dollar ($1.00) per share which the Board hereby determines to be the fair value of such shares; and

WHEREAS, in order to permit and accomplish the sale and issuance of such shares the Certificate of Incorporation shall be amended as herein after authorized and approved;

NOW, THEREFORE BE IT RESOLVED, that pursuant to Article Fourth (C) of the Amended and Restated Certificate of Incorporation currently in force, the Corporation hereby adopts Article Fourth (D) and incorporates it into the Second Amended and Restated Certificate of Incorporation as set forth in Exhibit A attached hereto and incorporated herein by reference (the “Amended Certificate”).;

RESOLVED FURTHER, that the corporation be and hereby is authorized to issue and deliver to qualified investors up to 1,000,000 shares of Preferred Stock with a par value of $0.0001 per share which shall be designated Series A Preferred Stock and have the rights, privileges, conditions and restrictions as set forth in Article Fourth (D) of the Amended Certificate;

RESOLVED FURTHER, that Louis S. Fisi is hereby authorized and directed on behalf of the Corporation to execute and cause the filing of the Amended Certificate with the Secretary of State of the state of Delaware;

RESOLVED FURTHER, that the officers of the Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including the preparation, delivery and execution of any and all agreements, documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes and intent of the foregoing resolutions;

RESOLVED FURTHER, that any and all acts taken previously by Louis S. Fisi and such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred hereby are ratified, confirmed and approved as the acts and deed of this Corporation in all respects.

Executed this 14th day of April 2014

DIRECTORS

_/s/

______________________________

LOUIS S. FISI

______________________________

GERALD T. MEARINI, Ph.D.

______________________________

JAMES DAYTON, Ph. D.

Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "TERAVAC CORPORATION", CHANGING ITS NAME FROM "TERAVAC CORPORATION" TO "TERAPHYSICS CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF JULY, A.D. 2007, AT 6:27 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

SECRETARY'S OFFICE
DELAWARE

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3882097 8100

070854715

AUTHENTICATION: 5875835

DATE: 07-26-07